                                                                   EXHIBIT 10.20


                              ASSUMPTION AGREEMENT

        THIS ASSUMPTION AGREEMENT is executed and delivered pursuant to that certain Agreement and Plan of Merger, dated as of January 28, 2001 (the "Merger Agreement"), by and among Maxim Integrated Products, Inc., a Delaware corporation (the "Company"), MI Acquisition Sub, Inc., a Delaware corporation, and Dallas Semiconductor Corporation, a Delaware corporation ("Dallas Semiconductor"), pursuant to which Dallas Semiconductor will become a wholly owned subsidiary of the Company. Pursuant to Section 6.3(c) of the Merger Agreement, the Company is required to expressly assume the obligations of that certain Split-Dollar Insurance Agreement, dated as of January 23, 2001, by and between M. D. Sampels and Dallas Semiconductor, as amended ("Split-Dollar Agreement"), a copy of which is attached hereto as Exhibit A.

        For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, in accordance with the provisions of Section 14(a) of the Split-Dollar Agreement, the Company hereby assumes and agrees to pay, perform and discharge in accordance with the terms thereof, all of the duties, liabilities and obligations of Dallas Semiconductor under the Split-Dollar Agreement.

        This Assumption Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

      [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK; SIGNATURE PAGE FOLLOWS]

        IN WITNESS WHEREOF, each party hereto has caused this instrument to be executed by its duly authorized officer this the 11th day of April, 2001.


                                        MAXIM INTEGRATED PRODUCTS, INC.


                                        By:   /s/ Carl W. Jasper
                                            ------------------------------------
                                        Name:  Carl W. Jasper
                                        Title: Chief Financial Officer


                                        DALLAS SEMICONDUCTOR CORPORATION


                                        By:   /s/ Alan P. Hale
                                            ------------------------------------
                                        Name:  Alan P. Hale
                                        Title: Chief Financial Officer

                                    EXHIBIT A

                        DALLAS SEMICONDUCTOR CORPORATION
                        SPLIT-DOLLAR INSURANCE AGREEMENT


        THIS AGREEMENT is entered into as of this 20th day of July, 2000, by and between Merlyn D. Sampels ("Participant"), whose address is 7718 Caruth Boulevard, Dallas, Texas 75225, and Dallas Semiconductor Corporation, a Delaware corporation ("Company"), having its principal office and place of business located at 4401 South Beltwood Parkway, Dallas, Texas 75244.


        WHEREAS, the Company by resolution of the Board of Directors duly adopted on December 17, 1993 ("Date of Adoption") has adopted the Dallas Semiconductor Corporation Split-Dollar Insurance Plan to promote the interests of the Company in retaining the officers and directors of the Company who have made, and are capable of continuing to make, valuable contributions to the Company's performance by providing life insurance protection; and

        WHEREAS, Participant is a director of the Company who had completed at least five (5) years of service as a director of the Company on the Date of Adoption and has expressed a willingness to continue his services as a director of the Company, or is an officer of the Company at the Vice President level or above on the Date of Adoption; and

        WHEREAS, Participant entered into an agreement with the Company dated the 15th day of February, 1994, concerning a split-dollar life insurance arrangement with the Company (the "Prior Agreement"); and

        WHEREAS, this Agreement amends, restates and supersedes in its entirety the terms of the Prior Agreement, effective the date of this Agreement;

        NOW, THEREFORE, the parties hereto agree as follows:

        1. Policy. Participant has applied for, and the Company has caused to be issued, a policy or policies of permanent life insurance described on Exhibit "A" attached hereto, with the attributes described in Section 2 hereof (such policy or policies, together with any additional policy or policies issued with the consent of Participant in substitution or replacement for any such policy or policies, are collectively referred to herein as the "Policy") from an insurance company selected by the Company as described on Exhibit "A" ("Insurer"). The Participant has also applied for and the Company has caused to be issued a policy or policies of permanent life insurance in which another Plan participant is the named insured, such policy being identified on Exhibit "A" as the Nationwide Policy. The term "Policy" shall also include such policy. The Company will take all such action as may be necessary or appropriate to cause the Policy to be maintained in force at all times, so as to provide Participant with all of the benefits of the Policy and this Agreement.

        2. Benefits. The Policy has been structured, based on a specified interest rate, mortality and other assumptions, to provide Participant (over and above benefits payable to the Company) with the benefits, during each year in which the Policy is in force, provided in the Policy and those benefits described on Exhibit "A" attached hereto. The Company assumes no responsibility or liability with respect to the actual performance of the Policy, but the Company agrees to timely pay to the insurer such amounts as may be needed for the cash value in Nationwide Policy No. N056117510 to always be at least $250,000.

        3. Ownership of Policy. With respect to any Policy, the Participant (or if Participant so elects, an individual or entity designated by Participant) shall be the owner of the Policy, and the Participant, subject to the limited collateral assignment of such Policy to the Company as provided in Section 7 hereof, may exercise all the rights of ownership with respect to the Policy, including, but not limited to: (a) the right to designate, or change the designation of, any beneficiary or beneficiaries of the Policy, (b) the right to pledge the Policy as security for a loan or to obtain from the Insurer a loan against the surrender or cash value, and in accordance with the terms, of the Policy, (c) the right to withdraw, during the Participant's lifetime, all or any part of the Policy's cash value (specifically including the cash value in Nationwide Policy No. 56117510) on the date of Participant's withdrawal, (d) the right to assign or transfer the Policy, in whole or in part, and (e) the right to sell, surrender or terminate the Policy.

        4. Payment of Premiums. All premiums on the Policy shall be paid by the Company (or in the discretion of the Company, on behalf of the Company by the trustee [the "Trustee"] of the Dallas Semiconductor Corporation Executive Split-Dollar Insurance Trust [the "Trust"]). The Company shall never permit the Policy to lapse. Premium payments paid by the Trustee shall be considered as payments by the Company for all purposes under this Agreement. While all premiums on the Policy shall be paid by or on behalf of the Company, that portion of the premium equal to the amount of income imputed to Participant for federal and state income tax purposes on the value of the economic benefit of the life insurance protection provided to Participant shall be deemed to have been paid by the Company to the Participant and immediately paid by Participant to the Insurer. If the Company elects to pay the premiums to the Trust, such payment shall constitute sufficient funds to pay all premiums which may become due on each such Policy.

        5. Change of Control. In the event of the occurrence of a Change of Control (as hereinafter defined): (a) the Company (or if so directed by the Company, the Trustee) shall immediately pay to the Insurer all remaining premiums on the Policy, regardless of whether such premiums are then due, and
(b) the collateral assignment of the Policy to the Company, as provided in
Section 7 hereof shall immediately and fully terminate, and the Participant shall become fully vested in the entire cash value and death benefit payable under the Policy. For purposes of this Agreement, a "Change in Control" shall mean a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), whether or not the Company is then subject to such reporting requirement; provided that, without limitation, such a Change in Control shall be deemed to have occurred if
(i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 15% or more of the combined voting power of the Company's then outstanding securities; (ii) at any time following the date of execution of this Agreement individuals who are directors of the Company at such date cease for any reason to constitute a majority of the Board of Directors;
(iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 80% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, except that a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no "person" (as hereinabove defined) acquires more than 15% of the combined voting power of the Company's then outstanding securities shall not constitute a Change in Control of the Company; (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets; or (v) the election of any person other than C. V. Prothro as Chairman of the Board and Chief Executive Officer of the Company.

        6. Tax Offset Payments. To the extent that the Participant may be deemed to have realized gross income in any year for federal and state income tax purposes or gift tax purposes by reason of this Agreement, including the value of the insurance protection or other benefits thereunder provided by the Policy or otherwise as a consequence of the Plan (including, but not limited to the vesting of benefits to the Participant upon the occurrence of a Change of Control or otherwise), the Company shall pay to Participant an additional amount such that the after-tax cost to the Participant is zero.

        7. Collateral Assignment of Policy. The Participant shall, and does hereby, collaterally assign to the Company an interest in the cash values and death benefit of the Policy as follows:

               (a) If the Participant surrenders or sells the Policy, he shall pay the Company, out of the proceeds of the Policy, an amount equal to the lesser of (i) the cash value of the Policy, or (ii) the aggregate amount of premiums paid by the Company with respect to the Policy;

               (b) The Company shall be entitled to receive the cumulative premiums paid for MetLife Policies Nos. 940250361 E3 and 940250367 E3 (the amount of which is a portion of the amount indicated in the column headed Death Benefits Payable to the Company shown on Exhibit "A" attached hereto) from the death benefit paid under Nationwide Policy No. N056117510, and the Company shall be entitled to receive the cumulative premiums paid for John Hancock Policy No. 534889 (the amount of which is the remainder of the amount indicated in the column headed Death Benefits Payable to the Company shown on Exhibit "A" attached hereto) from the death benefits payable under such policy upon the death of the survivor of the insured covered under such policy. All death benefits payable under MetLife Policies Nos. 940250361 E3 and 940250367 E3 shall be paid to the beneficiary or beneficiaries of the Participant, and all death benefits payable under John Hancock Policy No. 534889 that exceed the premiums reimbursed to the Company out of such policy's proceeds under the preceding sentence shall be paid to the beneficiary or beneficiaries of Participant. (The death benefits payable under the MetLife policies are indicated in the column headed Death Benefit Payable to Participant's Beneficiary: Individual Coverage, and the death benefits payable under the John Hancock policy are indicated in the column headed Death Benefit Payable to Participant's Beneficiary:
        Survivorship Coverage, both columns as shown on Exhibit "A" attached hereto.) All death benefits payable under Nationwide Policy No. N056117510 that exceed the premiums reimbursed to the Company out of such policy's proceeds under the first sentence of this paragraph shall be paid as follows: (1) to Participant's beneficiary or beneficiaries, the excess of (A) 1,300,000 over (B) the amounts, if any, paid to Participant, in Participant's sole discretion, from Nationwide Policy No. N056117510 during Participant's lifetime, and (2) the balance to the Company. If the death benefits payable under this Agreement exceed the sum of (i) the aggregate amount of premiums paid by the Company as set forth on Exhibit "A" and (ii) the other amounts payable to the Company under this paragraph, such excess death benefits shall be payable to the Participant's beneficiary or beneficiaries.

        The collateral assignment of the Policy shall not be altered or changed without the consent of the Company and the Participant.

        8. Adjustment of Benefits; Additional Policy Benefits or Riders. The Company and the Participant may from time to time enter into agreements which may adjust the value of each party's interests in the Policy. The Participant may add any rider or endorsement to the Policy. If any such rider or endorsement is added upon the written request of the Company, all premiums with respect to such rider or endorsement shall be paid by the Company. A Participant shall not be required to withdraw any benefits payable under the Policy and may elect to apply the value attributable to such benefits to the purchase of additional benefits payable to the beneficiary or beneficiaries named by Participant under the Policy, if the Participant so elects, or to treat such benefits as additional insurance payable to the beneficiary or beneficiaries of such Policy upon the death of the Participant.

        9. Amendment. This Agreement may be amended by the Board of Directors of the Company; provided, however, that no such amendment shall diminish, abrogate or change any rights or benefits of the Participant under the Policy or this Agreement without the Participant's prior written consent, and no amendment of the Policy or this Agreement shall be made upon or after the occurrence of a Change of Control without the prior written consent of each Participant.

        10. Benefits Cumulative. The benefits to the Participant under this Agreement shall be cumulative with, and shall not reduce or be deemed to be in substitution of, any benefits, payments or compensation to which Participant may otherwise be entitled under any other compensation, benefit, welfare, savings, retirement or compensation plan of, or for the employees, officers or directors of, the Company.

        11. Further Assurances. The Company and Participant shall enter into, execute and deliver all such documents, instruments, and other agreements as the other party may reasonably request, or as the Insurer or Participant may reasonably require, in order to carry out the intent and purposes of this Agreement.

        12. ERISA Requirements.

        (a) Funding Policy. All premiums on the Policy shall be remitted by, or on behalf of, the Company to the Insurer. The benefits provided by the Policy shall be paid by the Insurer in accordance with the terms of the Policy and this Agreement. The payment of such benefits is predicated on the payment of the required premiums.

        (b) Claims and Review Procedures. The following claims procedure shall apply for purposes of this Agreement. The claims procedure in subparagraph
(b)(1) below shall be followed with respect to benefits provided by the Insurer under the terms of the Policy. The claims procedure in subparagraph (b)(2) below shall be followed with respect to benefits, if any, provided directly by the Company. The Participant (or the other owner of the Policy designated by the Participant) that owns the Policy (the "Policy Owner") and the Policy Owner's successors, beneficiaries or representatives, as appropriate (individually or collectively, "Claimant"), must follow both procedures, if necessary.

               (i) Filing a Claim for Insurance Benefits. A Claimant shall make a claim for benefits provided by the Insurer by submitting a written claim and proof of claim to the Insurer in accordance with procedures and guidelines established from time to time by the Insurer. On written request, the Company, acting as the "Plan Administrator," shall provide copies of any claim forms or instructions, or advise the Claimant how to obtain such forms or instructions. The Insurer shall decide whether the claim shall be allowed. If a claim is denied in whole or in part, the Insurer shall notify the Claimant and explain the procedure for reviewing a denied claim.

               (ii) Filing a Claim for Any Other Benefit. The following claims procedure shall apply with respect to all benefits other than those provided by the Insurer:

                      (A) Filing a Claim; Notification to Claimant of Decision:
               The Claimant shall make a claim in writing in accordance with procedures and guidelines established from time to time by the Plan Administrator, which claim shall be delivered to the Plan Administrator. The Plan Administrator shall review and make the decision with respect to any claim. If a claim is denied in whole or in part, written notice thereof shall be furnished to the Claimant within thirty days after the claim has been filed. Such notice shall set forth:

                             (1) the specific reason or reasons for the denial;

                             (2) specific reference to the provisions of this
                      Agreement on which denial is based;

                             (3) a description of any additional material or
                      information necessary for the Claimant to perfect a claim and an explanation of why such material or information is necessary; and

                             (4) an explanation of the procedure for review of
                      the denied claim.

                      (B) Procedure for Review: Any Claimant whose claim has
               been denied in full or in part may individually, or through the Claimant's duly authorized representative, request a review of the claim denial by delivering a written application for review to the Plan Administrator at any time within sixty days after receipt by the Claimant of written notice of the denial of the claim. Such request shall set forth in reasonable detail:

                             (1) the grounds upon which the request for review
                      is based and any facts in support thereof; and

                             (2) any issues or comments which the Claimant
                      considers pertinent to the claim.

                      Following such request for review, the Plan Administrator
               fully and fairly shall review the decision denying the claim. Prior to the decision of the Plan Administrator, the Claimant shall be given an opportunity to review pertinent documents.

                      (C) Decision on Review: A decision on the review of a
               claim denied in whole or in part shall be made in the following manner:

                             (1) The decision on review shall be made by the
                      Plan Administrator, which shall consider the application and any written materials submitted by the Claimant in connection therewith. The Plan Administrator, in its sole discretion, may require the Claimant to submit such additional documents or evidence as the Plan Administrator may deem necessary or advisable in making such review.

                             (2) The Plan Administrator will render a decision
                      upon a review of a denied claim within sixty days after receipt of a request for review. If special circumstances (such as the need to hold a hearing on any matter pertaining to the denied claim) warrant additional time, the decision will be rendered as soon as possible, but not later than one hundred twenty days after receipt of a request for review. Written notice of any such extension will be furnished to the Claimant prior to the commencement of the extension.

                             (3) The decision on review shall be in writing and
                      shall include specific reasons for the decision, written in a manner calculated to be understood by the Claimant, and specific references to the provisions of this Agreement on which the decision is based. The decision of the Plan Administrator on review shall be final and conclusive upon all persons. If the decision on review is not furnished to the Claimant within the time limits prescribed in subparagraph (c)(2) above, the claim will be deemed denied on review.

        13. Legal Fees. The Company shall pay to the Participant and his beneficiary and beneficiaries upon demand all legal fees and expenses incurred by the Participant or by his beneficiary or beneficiaries, respectively, in seeking to obtain or enforce any right or benefit provided by the Policy and this Agreement.

        14. Successors; Binding Agreement.

        (a) In addition to the requirements of Section 5 of this Agreement, the Company will, upon the request of Participant, require any proposed successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession were to take place. Failure of the Company to obtain such assumption and agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle the Participant to all rights, compensation and other benefits from the Company in the same amount and on the same terms as the Participant would otherwise be entitled hereunder. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any such successor to its business and/or assets as aforesaid, by operation of law, or otherwise.

        (b) Subject to the provisions of Section 14(a) above, the terms and provisions of this Agreement shall inure to the benefit of and be binding upon
(a) the Company and its successors and assigns and (b) the Participant and his respective heirs, executors, administrators and legal representatives.

        15. Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

        16. Miscellaneous. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Delaware. All references to sections of the Exchange Act or the Code shall be deemed also to refer to any successor provisions to such sections. The obligations of the Company under this Agreement shall survive the expiration of this Agreement.

        17. Notice. For the purpose of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth on the first page of this Agreement, provided that all notices to the Company shall be directed to the attention of the Chief Executive Officer with a copy to the Chief Financial Officer, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.

        18. Indemnification.

        (a) The Company hereby agrees to indemnify and hold harmless the Participant and any beneficiary or beneficiaries of Participant against any and all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by Participant or any beneficiary or beneficiaries or Participant in connection with any threatened, pending or completed action, suit, or proceeding, whether formal or informal, or civil, criminal, administrative, legislative, arbitrative or investigative (hereinafter a "Proceeding") to which the Participant or any beneficiary or beneficiaries of Participant is, was, or at any time becomes a party, or is threatened to be made a party, in any way arising out of, based upon or incident to this Agreement or any of the rights, benefits and obligations provided for herein.

        (b) The expenses (including attorneys' fees) incurred by Participant or any beneficiary or beneficiaries of Participant in defending any Proceeding shall be advanced by the Company at the request of the Participant or any such beneficiary or beneficiaries. Any judgments, fines or amounts to be paid in settlement shall also be advanced by the Company to the Participant or any beneficiary or beneficiaries of Participant upon request.

        19. Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware.

        20. Headings. Headings in this Agreement are inserted for reference and convenience only and shall not be deemed a part of this Agreement.

        21. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

        IN WITNESS WHEREOF, the parties hereto have entered into this Agreement as of the 20th day of July, 2000.

                                        DALLAS SEMICONDUCTOR CORPORATION


                                        By:    /s/ C. V. Prothro
                                            ------------------------------------


                                               /s/ Merlyn D. Sampels
                                        ----------------------------------------
                                               Merlyn D. Sampels, Participant

                                   EXHIBIT "A"



NAME OF PARTICIPANT:    Merlyn Sampels

NAME OF INSURED:        Merlyn Sampels & Anita Sampels

INSURER:                MetLife Policy No. 940 250 361 E3 & 940 250 367 E3

INSURER:                John Hancock Policy No. 20 050 266

INSURER:                Nationwide Policy No. N056117510

                    Death Benefit             Death Benefit
                    Payable to Participant's  Payable to Participant's   Death Benefit
Policy Year         Beneficiary:              Beneficiary:               Payable to
Ending April 15     Individual Coverage       Survivorship Coverage      Company
---------------     -------------------       ---------------------      -------
2001                3,246,991                 3,735,000                  5,519,000
2002                3,293,365                 3,678,000                  5,914,000
2003                3,342,192                 3,759,354                  6,309,000
2004                3,390,719                 4,001,519                  6,541,657
2005                3,438,994                 4,001,519                  6,671,285
2006                3,489,342                 4,001,519                  6,801,284
2007                3,542,630                 4,001,519                  6,931,284
2008                3,450,183                 4,001,519                  3,877,657
2009                3,362,307                 4,001,519                  3,877,657
2010                3,281,168                 4,001,519                  3,877,657
2011                3,204,682                 4,001,519                  3,877,657
2012                3,132,924                 4,001,519                  3,747,382
2013                1,755,900                 4,001,519                  3,747,097
2014                1,724,966                 4,001,519                  3,746,804
2015                1,674,852                 4,001,519                  3,746,501
2016                1,623,153                 4,001,519                  2,848,531
2017                1,570,472                 4,001,519                  2,848,208
2018                1,516,905                 4,001,519                  2,848,874
2019                1,462,431                 4,001,519                  2,848,530
2020                1,406,824                 4,001,519                  2,847,174

                                  AMENDMENT TO
                        DALLAS SEMICONDUCTOR CORPORATION
                        SPLIT-DOLLAR INSURANCE AGREEMENT


        THIS AMENDMENT TO DALLAS SEMICONDUCTOR CORPORATION SPLIT-DOLLAR INSURANCE AGREEMENT is entered into as of this 23rd day of January, 2001, by and between Merlyn D. Sampels ("Participant") and Dallas Semiconductor Corporation, a Delaware corporation ("Company").

        WHEREAS, Participant entered into a Split-Dollar Insurance Agreement with the Company dated July 20, 2000 ("Agreement"); and

        WHEREAS, the Company desires to amend the Agreement in the manner set forth below and has requested the consent of Participant to such amendment;

        NOW, THEREFORE, in consideration of the payment by the Company to Participant of the sum of $10.00 and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Participant, Participant and the Company agree as follows:

        1. Section 4. Section 4 is divided into subsections (a) and (b). Existing Section 4 entitled "Payment of Premiums" is designated as Section 4(a), and the following language is inserted as Section 4(b):

               "(b) All premiums on the Policy shall be paid upon request or demand by Participant or Participant's Insurer without regard to whether or not the Participant is an employee or director of the Company, the Participant's responsibilities to the Company or any other circumstance, such obligation to pay to be absolute, continuing, irrevocable and unconditional and not subject to any set-off, counterclaim, recoupment, reduction, diminution or any defense of any kind or nature whatsoever."

        2. Section 5. Section 5 is deleted in its entirety and the following is substituted in its place:

               "Reserved."

        3. Section 6. The words "(including, but not limited to the vesting of benefits to the Participant upon the occurrence of a Change of Control or otherwise)" appearing in lines 4, 5 and 6 of Section 6 are deleted.

        4. Section 9. The words "and no amendment of the Policy or this Agreement shall be made upon or after the occurrence of a Change of Control without the prior written consent of each Participant" found in lines 4 and 5 of
Section 9 are deleted.

        5. Section 14. Subsection (a) of Section 14 is amended to delete the words "In addition to the requirements of Section 5 of this Agreement" appearing in line 1 thereof.

        IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the 23rd day of January, 2001.

                                        DALLAS SEMICONDUCTOR CORPORATION


                                        By:    /s/ Chao C. Mai
                                            ------------------------------------


                                               /s/ Merlyn D. Sampels
                                        ----------------------------------------
                                        Merlyn D. Sampels, Participant



                                       2